Exhibit 5.1

1271 Avenue of the Americas |New York, NY 10020

blankrome.com

June 6, 2025

Adial Pharmaceuticals, Inc.
4870 Sadler Road, Suite 300
Glen Allen, Virginia 23060

Re:	Adial Pharmaceuticals, Inc. Registration Statement on Form S-1

Dear Ladies and Gentlemen:

We have acted as special counsel to Adial Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (the “Registration Statement”) relating to the registration by the Company of the Company’s Securities (as defined below) consisting of: shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), or in lieu thereof, pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”) and the shares of Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”), with each Share or Pre-Funded Warrant accompanied by (i) a Series D warrant to purchase shares of Common Stock (the “Series D Warrants”) and the shares of Common Stock issuable from time to time upon exercise of the Series D Warrants (the “Series D Warrant Shares”) and (i) a Series E warrant to purchase shares of Common Stock (the “Series E Warrants” and, together with the Series D Warrants, the “Common Warrants”) and the shares of Common Stock issuable from time to time upon exercise of the Series E Warrants (the “Series E Warrant Shares” and, together with the Series D Warrant Shares, the “Common Warrant Shares”). The Common Warrants and the Pre-Funded Warrants are collectively referred to as the “Warrants,” and the Common Warrant Shares and the Pre-Funded Warrant Shares are collectively referred to as the “Warrant Shares.” The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Common Warrants and the Common Warrant Shares are collectively referred to as the “Securities.” The proposed maximum aggregate offering price of the Securities is $15,000,000.

In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) resolutions adopted by the Board of Directors of the Company, (iii) the certificate of incorporation of the Company, as amended, (iv) the amended and restated bylaws of the Company (v) the forms of the Pre-Funded Warrants and the Common Warrants filed as exhibits to the Registration Statement, and (vi) such other corporate records, agreements, certificates, including, but not limited to, certificates or comparable documents of public officials and of officers and representatives of the Company, statutes and other instruments and documents as we considered relevant and necessary as a basis for the opinions hereinafter expressed.

In rendering this opinion, we have assumed, without inquiry, (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; (iii) the legal capacity of all natural persons and the genuineness of all signatures on all documents submitted to us; and (iv) that the books and records of the Company are maintained in accordance with proper corporate procedures. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

With respect to the Warrant Shares, we express no opinion to the extent that future issuances of securities of the Company, adjustments to outstanding securities of the Company and/or other matters cause the Warrants to be exercisable for more shares of Common Stock than the number that remain available for issuance.

Based on the foregoing, and subject to the qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1.	The Shares have been duly authorized for issuance and, when issued, delivered and paid for as contemplated in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

2.	The Common Warrants, when issued, delivered and paid for, as contemplated in the Registration Statement and the Common Warrants, will constitute valid and binding obligations of the Company.

3.	The Pre-Funded Warrants, when issued, delivered and paid for, as contemplated in the Registration Statement and the Pre-Funded Warrants, will constitute valid and binding obligations of the Company

Adial Pharmaceuticals, Inc.

4.	The Common Warrant Shares have been duly authorized for issuance and, when issued and delivered against payment therefor upon the exercise of the Common Warrants in accordance with the terms therein as contemplated in the Registration Statement, the Common Warrant Shares will be validly issued, fully paid and non-assessable.

5.	The Pre-Funded Warrant Shares have been duly authorized for issuance and, when issued and delivered against payment therefor upon the exercise of the Pre-Funded Warrants in accordance with the terms therein as contemplated in the Registration Statement, the Pre-Funded Warrant Shares will be validly issued, fully paid and non-assessable.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

1.	We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations. This opinion is limited (a) to the laws of the State of Delaware as in effect on the date hereof and (b) as to the Common Warrants and the Pre-Funded Warrants constituting valid and binding obligations of the Company, the applicable laws of the State of New York in effect on the date hereof that, in our experience, are normally applicable to transactions of the type contemplated by the Common Warrants and the Pre-Funded Warrants. We express no opinion with respect to the laws of any other jurisdiction.
2.	Our opinions are subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, conservatorship, moratorium, fraudulent conveyance, fraudulent transfer, and similar laws and court decisions affecting the rights and remedies of creditors and secured parties generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, impossibility of performance, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.
3.	Our opinions are subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.
4.	We express no opinion as to any provision of the Common Warrants or the Pre-Funded Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the Common Warrants and the Pre-Funded Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.
5.	We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law or jurisdiction provided for in the Common Warrants and the Pre-Funded Warrants.

Adial Pharmaceuticals, Inc.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the use of our name as your counsel under “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder. This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion letter is not a guaranty nor may one be inferred or implied.

Very truly yours,

/s/ BLANK ROME
BLANK ROME LLP

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